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                                                                     EXHIBIT 4.6

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY) IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

                                 PROMISSORY NOTE

$100,000.00                                                         July 2, 2002

     For value received, the undersigned, VERTEL CORPORATION, a California corporation ("Maker"), hereby unconditionally promises to pay to the order of SDS MERCHANT FUND, L.P. ("Holder"), at such place as Holder may designate, the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) on the Maturity Date (as such term is hereinafter defined), together with interest on the unpaid principal amount of this Note, beginning as of the date hereof, before or after maturity or judgment, at the rate of ten percent (10%) per annum, which rate shall be computed monthly on the basis of a three hundred sixty (360) day year and for actual days elapsed.

     1. Payments. The outstanding principal balance of this Note plus all unpaid accrued interest shall be due and payable in lawful money of the United States and in immediately available funds on the "Maturity Date" where "Maturity Date" shall mean the earliest of (i) January 31, 2003, (ii) the date on which the Note becomes immediately due and payable pursuant to Section 4 hereof and (iii) the consummation of the Proposed Financing (as defined below). Should there be any withholding or similar amounts payable in respect of any amount payable under this Note, the amount payable to the Holder shall be grossed up by an amount so that the actual amount received by the Holder shall be equal to a net amount as if no withholding was applicable. Amounts payable to the Holder hereunder shall be to the Holder at such place and/or account as the Holder may designate.

     2. Principal Payments. At the Maturity Date, the outstanding principal amount of this Note plus all accrued and unpaid interest herein shall be due and payable in cash or, if the Maturity Date occurs as a result of the Proposed Financing, then such amount shall be automatically converted into debt or equity securities which may be issued in connection with a possible private placement by the Maker of its debt or equity securities to certain institutional investors completed at or prior to the Maturity Date (the "Proposed Financing"). Upon the conversion of this Note, the outstanding principal amount of this Note, together with accrued interest hereon, shall be deemed to be part of the consideration for the Holder's interest in the new debt or equity securities on the

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Maturity Date. Simultaneously with such conversion into debt or equity securities, the Holder shall surrender for cancellation the originally signed version of this Note to Maker marked "CANCELED" across the face of each page.

     3. Interest. Upon the occurrence of an Event of Default (as hereinafter defined), interest shall accrue on the unpaid principal amount of this Note, and any other amounts payable hereunder which has not been paid when such amount is payable (including accrued interest); interest shall accrue on such amount, both before and after judgment, until paid in full, at a rate of twenty percent (20%), calculated as aforesaid. In no event shall the amount of interest charged on this Note exceed the maximum amount permitted by applicable law.

     4. Events of Default. The occurrence at any time of any one or more of the following events (each an "Event of Default") shall constitute an "Event of Default" under this Note: (a) the Maker's failure to pay principal of or interest or any other amount when due under this Note when such amount is payable hereunder; (b) the failure of the Maker to perform in any material respect its agreements and the obligations, or a breach of any of Maker's representations and warranties made in this Note; or (c) the commencement of any proceeding under any provision of the Bankruptcy Code of the United States, as now in existence or hereafter amended, or of any other proceeding under any federal or state law, now existing or hereafter in effect, relating to bankruptcy, reorganization, insolvency, liquidation or otherwise, for the relief of debtors or readjustment of indebtedness, by or against the Maker, or the Maker making an assignment for the benefit of creditors.

     5. Effect of Default. Upon the occurrence of an Event of Default, the entire outstanding principal amount of this Note, together with accrued interest thereon, and any other amount payable under this Note shall, at the option of the Holder (in the Holder's sole and absolute discretion), be immediately due and payable, without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker. The failure of the Holder to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

     6. Representations and Warranties. In order to induce the Holder to extend the credit to the Maker represented by this Note, the Maker hereby represents and warrants to the Holder as follows: (a) the Maker has the legal capacity to create, deliver and perform this Note; (b) this Note constitutes the valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms; and (c) the execution, delivery and performance of this Note does not violate any material agreement, order, rule or judgment to which the Maker is a party or by which any of the Maker's properties or assets are bound.

     7. Confession of Judgment. Maker irrevocably authorizes and empowers any attorney to appear for the Maker at any time after the occurrence of an Event of Default in any action, suit or other proceeding brought against the Maker on this Note by the Holder, and in that action, suit or other proceeding to confess or enter judgment against the Maker for the entire unpaid principal of

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this Note, all accrued interest and all other amounts payable due under this
Note, and all interest accrued on those amounts, until actual payment is made to Holder of the full amount due.

     8. Transfer. Subject to the limitations set forth on the legend on this Note, this Note may not be transferred, sold, pledged, hypothecated or otherwise granted as security by the Holder except that the Holder may transfer this Note to an affiliate of the Holder. The obligations of the Maker hereunder may not be assigned. This Note shall inure to the benefit of the transferees, successors and assigns of the Holder of this Note.

     9. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

     10. Enforcement Expenses. The Maker agrees to pay on demand all costs and expenses (including and without limitation, attorneys fees and expenses and court costs) incurred by the Holder in connection with the enforcement of this Note or the protection of the rights of the Holder hereunder.

     11. Waiver; Amendment. Failure by the Holder to insist upon the strict performance by the Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note. This Note may not be amended, modified or waived, except by an instrument in writing executed by the Holder.

     12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law provisions). This Note shall not be interpreted or construed with any presumption against the party that caused this Note to be drafted.

     13. JURISDICTION. THE MAKER HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY ACTION, SUIT OR OTHER PROCEEDING TO ENFORCE THIS NOTE OR OTHERWISE RELATING TO THIS NOTE. THE MAKER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO CHALLENGE THE JURISDICTION OF SUCH COURTS, TO ASSERT THAT VENUE IN SUCH COURTS IS IMPROPER OR THAT VENUE IN SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM. THE MAKER FURTHER UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT THAT THE MAKER MAY HAVE TO A TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

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     14. Headings. The section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

     IN WITNESS WHEREOF, the Maker has duly executed this Note as of the date first above written.

                                     VERTEL CORPORATION

                                     By: _________________________________
                                         Name:
                                         Title:

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